UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 30, 2007

ECC CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32430	84-1642470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1733 Alton Parkway, Irvine, California	92606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 955-8733

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 30, 2007, ECC Capital Corporation (“the Company”) issued a press release announcing that the Company will be unable to file its annual report on Form 10-K within the extension due date of April 2, 2007. As previously disclosed on Form 12b-25 filed with the Securities and Exchange Commission on March 16, 2006, the Company was unable to meet the original deadline for the filing of its 2006 annual report. Due to the complexities of the recent transaction involving the sale of the Company’s mortgage banking business and the present environment in which the Company operates, its outside auditors require additional time to complete their audit of the Company’s financial statements for the fiscal year ended December 31, 2006, to be included in the 2006 annual report. The Company’s outside auditors are working expeditiously to complete their audit, however, the Company is unable to provide an anticipated filing date at this time.

A copy of the press release issued by the Company announcing the additional delay in filing its annual report on Form 10-K is included as an exhibit to and incorporated by reference in this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 30, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECC CAPITAL CORPORATION

March 30, 2007	By:	/s/ Roque A. Santi
Roque A. Santi President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 30, 2007